UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2006

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, Tuesday Morning Corporation (the “Company”) announced that effective May 25, 2006, Michael J. Marchetti will become the Company’s Acting Chief Financial Officer.  Mr. Marchetti will also maintain his current duties as Executive Vice President and Chief Operating Officer.

Mr. Marchetti, age 49, joined the Company in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002.  In April 2003, Mr. Marchetti was promoted to Chief Operating Officer.  From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs.  Mr. Marchetti also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999.  In March 1999, CWT Specialty Stores, Inc. was sold to new owners, at which time Mr. Marchetti departed CWT Specialty Stores, Inc.

Mr. Marchetti does not have an employment agreement with the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: May 24, 2006	By:	/s/ Loren K. Jensen
Loren K. Jensen
Executive Vice President and Chief
Financial Officer

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